UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2017

INTERCONTINENTAL EXCHANGE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36198	46-2286804
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

5660 New Northside Drive, Third Floor, Atlanta, Georgia 30328

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 857-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Director Appointment

On December 8, 2017, the Board of Directors (the “Board”) of Intercontinental Exchange, Inc. (“ICE”) voted to increase the total number of directors constituting the Board from 11 to 12 directors pursuant to the provisions of ICE’s bylaws and appointed Sharon Bowen as a director of ICE.

Ms. Sharon Bowen served as a Commissioner of the U.S. Commodity Futures Trading Commission (the “CFTC”) from 2014 through 2017 where she was a sponsor of the Market Risk Advisory Committee. Ms. Bowen also served as Vice Chair of the Securities Investor Protection Corporation (SIPC) where she was Acting Chair from 2012 through 2014. Prior to her appointment to the CFTC, she was a partner in the New York office of Latham & Watkins LLP.

The Nominating and Corporate Governance Committee and the Board of ICE have determined that Ms. Bowen qualifies as an independent director and meets the applicable independence requirements of ICE, the New York Stock Exchange and the Securities and Exchange Commission. As of the time of the filing of this Current Report on Form 8-K, the Board of ICE has not determined to which committees, if any, Ms. Bowen will be appointed.

Ms. Bowen will participate in ICE’s non-employee director compensation arrangements, which provide for the following compensation: (1) an annual cash retainer for Board service of $100,000 and (2) an annual grant of $175,000 in the form of restricted stock units that vest one year from the date of grant with the number of units calculated at the time of grant by dividing the annual grant value by the closing price of ICE’s common stock on the date of grant. In connection with her appointment to the Board, Ms. Bowen entered into the Agreement Relating to Noncompetition and Other Covenants with ICE, which all other non-employee directors of ICE are party to, as previously disclosed in our Current Report on Form 8-K, dated May 13, 2016.

If Ms. Bowen is appointed to serve on a committee of the Board of ICE, she will be entitled to additional cash compensation in connection with such additional service. Ms. Bowen will also be reimbursed for reasonable out-of-pocket expenses incurred in connection with attending ICE Board meetings.

A copy of the related press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is filed as part of this Current Report on Form 8-K:

99.1	Press Release dated as of December 8, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on their behalf by the undersigned hereunto duly authorized.

INTERCONTINENTAL EXCHANGE, INC.

/s/ Andrew J. Surdykowski
Andrew J. Surdykowski
Senior Vice President, Associate General Counsel

Date: December 8, 2017